Exhibit 1.01

EATON CORPORATION plc
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2015
This Conflict Minerals Report (Report) is filed as an exhibit to Eaton’s Form SD as required by Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934, as amended.
Eaton Corporation plc (Eaton, the Company, we, us or our) is required to perform a reasonable country of origin inquiry into the sources of necessary conflict minerals in our products and disclose the results of such diligence. Conflict minerals have been defined as tin, tantalum, tungsten and gold (the Minerals). The design of our due diligence and related results are described below.
A copy of Eaton Corporation plc's Conflict Minerals Report is publicly available at www.eaton.com under "Conflict Minerals Policy and Info". The contents of our website referred to in this Report are not incorporated by reference into this Report.
1. COMPANY OVERVIEW
Eaton Corporation plc is a power management company with 2015 net sales of $20.9 billion. The Company provides energy-efficient solutions that help its customers effectively manage electrical, hydraulic and mechanical power more efficiently, safely and sustainably.
Eaton has five business segments: Electrical Products, Electrical Systems and Services, Hydraulics, Aerospace and Vehicle. Purchased raw materials and parts are varied and are sourced from many suppliers. Eaton has a substantial number of suppliers globally that span across our five business segments. Our supply chain is multi-tiered and Eaton is typically several levels removed from the mines, smelters and refiners. Eaton does not purchase any Minerals directly from mines, smelters or refiners. Therefore, Eaton must rely on its suppliers to provide information about the origin of the Minerals in its products. Some of Eaton’s products may contain the Minerals either from recycled sources or in their processed form.
For additional information about our business segments, including the wide variety of products manufactured in each segment, refer to Eaton's 2015 Form 10-K.

2. REASONABLE COUNTRY OF ORIGIN INQUIRY
For the reporting period from January 1 through December 31, 2015, Eaton conducted a good faith reasonable country of origin inquiry of the Minerals that are necessary to the functionality or production of the products that Eaton manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Eaton was unable to conclude that these Minerals did not originate from the Democratic Republic of the Congo (the DRC) or adjoining countries. Accordingly, Eaton undertook due diligence measures on the source and chain of custody of the identified necessary Minerals.

3. DUE DILIGENCE

3.1 Design of Due Diligence

Our due diligence measures were designed to conform, in all material respects, with the due diligence framework set forth in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold. Pursuant to this framework, we undertook to: (a) establish company management systems, (b) identify and assess risks in our supply chain, (c) design and implement a strategy to respond to the risks identified, (d) support the development and implementation of independent third party audits of smelter and refiner sourcing, and (e) report on the results of our supply chain due diligence.

3.2 Due Diligence Measures Performed

a. Establishment of Company Management Systems
Eaton has taken steps to develop strong company management systems pertaining to the use of Minerals in our products and supply chain. These include the development of a conflict minerals policy, which is available at http://www.eaton.com/Eaton/OurCompany/ConflictMinerals/index.htm. In addition, we have implemented an internal management reporting structure to manage and oversee Eaton’s conflict minerals activities consisting of a dedicated Conflict Minerals team and executive-level Conflict Minerals Steering Committee chaired by Eaton’s Vice-Chairman and Chief Financial and Planning Officer. We have also established formal requirements for suppliers related to the use and reporting of Minerals, including the implementation of a supplier conflict minerals solicitation process utilizing tools created by the Conflict-Free Sourcing Initiative (CFSI) which includes the Conflict Minerals Reporting Template (CMRT). Through our policy and participation in CFSI, Eaton is committed to responsible sourcing of Minerals from the DRC and adjoining countries and encourages suppliers and smelters or refiners to source responsibly from the DRC region. Finally, we maintain a global ethics e-mail address and telephone helpline (http://www.eaton.com/Eaton/OurCompany/ConflictMinerals/index.htm) which can be used by employees, suppliers or other stakeholders to report any concerns relating to Eaton’s Minerals activities.

b. Identify and Assess Risks in our Supply Chain

As a downstream user of Minerals, Eaton is many layers removed from the mine or location from which the Minerals originated and the smelters and refiners which processed the Minerals. We solicited relevant suppliers using due diligence tools including the CFSI’s CMRT. Our solicitation letter included an explanation of the Minerals and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions. Additional solicitation requests, including in additional languages beyond English, were sent to suppliers that did not respond or provide sufficient information. Through this process, during 2015 we solicited approximately 3,100 suppliers.

We verified the information provided by our suppliers (to the extent possible) by comparing it to the information contained on the CFSI website and against CMRT acceptance criteria for completeness and consistency of responses. Through this process, for suppliers who provided names of smelters and refiners, we confirmed the validation status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the Minerals, we confirmed the listed countries of origin for each smelter and refiner if that information was available from CFSI.

c. Design and Implement a Strategy to Respond to Identified Risks

Eaton’s strategy to respond to identified risks includes the development of a conflict minerals policy, referenced above. This policy is also included in Eaton’s Purchase Order Terms and Conditions and associated Supplier Code of Conduct (the Code) and Supplier Excellence Manual (the Manual). Both the Code and the Manual are used to communicate requirements to our suppliers, including expectations relating to the use and sourcing of the Minerals. In particular, Eaton’s Purchase Order Terms and Conditions and associated Code and the Manual require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to us contain Minerals, and whether, and to what extent, the Minerals are sourced from DRC conflict-free smelters and refiners, and to report to Eaton the results of this due diligence. The Terms and Conditions, the Code and the Manual are available on our website at www.eaton.com.

Eaton monitors the information received from suppliers in response to our solicitations, and periodically shares summaries of this information with our Conflict Minerals Steering Committee. Eaton is a member of CFSI (member Code EATN) and uses data from the CFSI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the Minerals sourced from such smelters or refiners, if available. Through our membership in CFSI, Eaton further supports several complementary programs such as iTSCi, Better Sourcing Program, and Solutions for Hope, with which CFSI collaborates to jointly address Minerals issues in the DRC and adjoining countries.

Suppliers that are either non-responsive or provide incomplete or inconsistent responses to Eaton’s solicitations are escalated within Eaton’s Supply Chain Management organization for follow-up engagement. Responding Suppliers reporting smelters and refiners that are non-validated or have other identified red flag triggers receive follow-up communication to remind them of Eaton’s expectations relating to the use and sourcing of Minerals as well as to notify them of further resources and training available to them through CFSI.

d. Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of Minerals, Eaton and its direct supply chain are many layers removed from the mine or location from which the Minerals originated and smelters and refiners that process the Minerals. Through our membership and participation in the CFSI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices, the CFSI Conflict-Free Smelter Program and tools such as the CMRT.

e. Report on Supply Chain Due Diligence

Eaton publicly communicates our conflict minerals policy, due diligence activities and related supplier expectations on our website and in our Form SD and Conflict Minerals Report available at: http://www.eaton.com/Eaton/OurCompany/ConflictMinerals/index.htm.

4. RESULTS OF REVIEW
For the reporting period of January 1, 2015 through December 31, 2015, Eaton solicited approximately 3,100 suppliers to gather detailed information regarding the existence of the Minerals in products sold to us, as well as the origin and chain of custody of the Minerals, using the CMRT. Based on the information provided by Eaton’s suppliers and our own due diligence efforts through December 31, 2015, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products. A majority of our suppliers responded that their materials did not contain the Minerals, they used recycled materials, they were unable to determine whether the products they sold to us contained Minerals, or they were still in the process of evaluating the source of the Minerals in their products.

Based on the information provided by our suppliers, Eaton believes the smelters and refiners that may have been used to produce Minerals in Eaton’s products include those listed on Annex I. Based on information provided by our suppliers and information available from the CFSI, Eaton believes that the countries of origin of Minerals processed by these smelters and refiners includes the countries listed on Annex II. Of the supplier-reported smelters or refiners, 38 were identified as potentially sourcing Minerals directly or indirectly from the DRC or adjoining countries; however, all 38 of these smelters or refiners are indicated by CFSI to be conflict-free. Eaton found no reasonable basis for concluding that any Minerals known to be in its supply chain directly or indirectly financed or benefitted armed groups in the DRC or surrounding countries.

5. STEPS TAKEN TO MITIGATE RISK
Eaton intends to continue to evaluate its due diligence program, and, in particular, intends to annually review the criteria used to select suppliers for solicitation. We intend to continue to engage with our suppliers to identify the Minerals used within our supply chain, as well as the origin and chain of custody of those Minerals. We intend to continue to engage with third party programs such as the CFSI. Finally, to the extent any Eaton supplier is found to be using not-yet-validated smelters and refiners within its supply chain, Eaton intends to engage that supplier and re-communicate our requirement for suppliers to commit to be DRC conflict-free, as per Eaton’s policy.

ANNEX I

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	*	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	*	Materion	UNITED STATES
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	*	Metalor Technologies S.A.	SWITZERLAND
Gold	*	Metalor USA Refining Corporation	UNITED STATES
Gold	*	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	*	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	Heraeus Ltd. Hong Kong	CHINA
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold		Caridad	MEXICO
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	*	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	*	Aurubis AG	GERMANY
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	*	Boliden AB	SWEDEN
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	*	Chimet S.p.A.	ITALY
Gold	*	Dowa	JAPAN
Gold	*	Eco-System Recycling Co., Ltd.	JAPAN
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold		Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Elemetal Refining, LLC	UNITED STATES
Gold	*	PAMP S.A.	SWITZERLAND
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	*	Royal Canadian Mint	CANADA
Gold	*	SEMPSA Joyería Platería S.A.	SPAIN
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN
Gold	*	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES
Gold	*	Valcambi S.A.	SWITZERLAND
Gold	*	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold		Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	*	Cendres + Métaux S.A.	SWITZERLAND
Gold		Chugai Mining	JAPAN
Gold	*	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	*	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold		Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	*	Asahi Refining USA Inc.	UNITED STATES
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold		Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Japan Mint	JAPAN
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold	*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold		Sabin Metal Corp.	UNITED STATES
Gold	*	Schone Edelmetaal B.V.	NETHERLANDS
Gold	*	Advanced Chemical Company	UNITED STATES
Gold		Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	*	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Umicore Brasil Ltda.	BRAZIL
Gold	*	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	Kazzinc	KAZAKHSTAN
Gold		Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	*	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	*	Umicore Precious Metals Thailand	THAILAND
Gold		SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	*	PX Précinox S.A.	SWITZERLAND
Gold		Lingbao Gold Co., Ltd.	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	*	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	*	DODUCO GmbH	GERMANY
Gold		Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold		Geib Refining Corporation	UNITED STATES
Gold		Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	*	Singway Technology Co., Ltd.	TAIWAN
Gold		So Accurate Group, Inc.	UNITED STATES
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold	*	Republic Metals Corporation	UNITED STATES
Gold	*	Faggi Enrico S.p.A.	ITALY
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold		Kazakhmys Smelting LLC	KAZAKHSTAN
Gold		Morris and Watson	NEW ZEALAND
Gold	*	SAXONIA Edelmetalle GmbH	GERMANY
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold		KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold		Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold		Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold		Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	*	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	*	T.C.A S.p.A	ITALY
Gold		Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	*	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	*	Duoluoshan	CHINA
Tantalum	*	Exotech Inc.	UNITED STATES
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	*	H.C. Starck GmbH Goslar	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES
Tantalum	*	Mitsui Mining & Smelting	JAPAN
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	LSM Brasil S.A.	BRAZIL
Tantalum	*	Mineração Taboca S.A.	BRAZIL
Tantalum	*	Molycorp Silmet A.S.	ESTONIA
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	Plansee SE Liezen	AUSTRIA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	*	Telex Metals	UNITED STATES
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	Zhuzhou Cemented Carbide	CHINA
Tantalum	*	Taki Chemicals	JAPAN
Tantalum	*	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	*	KEMET Blue Powder	UNITED STATES
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	*	D Block Metals, LLC	UNITED STATES
Tantalum	*	H.C. Starck Co., Ltd.	THAILAND
Tantalum	*	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	*	H.C. Starck Ltd.	JAPAN
Tantalum	*	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	*	KEMET Blue Metals	MEXICO
Tantalum	*	Plansee SE Reutte	AUSTRIA
Tantalum	*	QuantumClean	UNITED STATES
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	*	Tranzact, Inc.	UNITED STATES
Tin	*	Mineração Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin	*	Operaciones Metalurgical S.A.	BOLIVIA
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT Eunindo Usaha Mandiri	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	PT Sariwiguna Binasentosa	INDONESIA

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tin	*	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	*	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Tin	*	Rui Da Hung	TAIWAN
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Thaisarco	THAILAND
Tin	*	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Yunnan Tin Group (Holding) Co., Ltd.	CHINA
Tin	*	Alpha	UNITED STATES
Tin	*	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	*	CV United Smelting	INDONESIA
Tin	*	EM Vinto	BOLIVIA
Tin	*	Fenix Metals	POLAND
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Metallo-Chimique N.V.	BELGIUM
Tin	*	PT DS Jaya Abadi	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin		Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	*	PT Belitung Industri Sejahtera	INDONESIA
Tin	*	PT Bangka Tin Industry	INDONESIA
Tin	*	CV Serumpun Sebalai	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin		Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin		Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin		Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT Babel Inti Perkasa	INDONESIA
Tin	*	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	*	PT Justindo	INDONESIA
Tin	*	PT Aries Kencana Sejahtera	INDONESIA
Tin	*	PT BilliTin Makmur Lestari	INDONESIA
Tin	*	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	*	PT Sumber Jaya Indah	INDONESIA
Tin		CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	*	Dowa	JAPAN
Tin		Estanho de Rondônia S.A.	BRAZIL
Tin	*	Feinhütte Halsbrücke GmbH	GERMANY
Tin	*	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	*	PT Panca Mega Persada	INDONESIA
Tin	*	Melt Metais e Ligas S.A.	BRAZIL
Tin	*	Metallic Resources, Inc.	UNITED STATES
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	VQB Mineral and Trading Group JSC	VIET NAM
Tin	*	PT Inti Stania Prima	INDONESIA
Tin	*	CV Gita Pesona	INDONESIA
Tin	*	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	*	PT Tommy Utama	INDONESIA
Tin	*	PT Bangka Prima Tin	INDONESIA
Tin	*	PT Wahana Perkit Jaya	INDONESIA
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tin		PT Tirus Putra Mandiri	INDONESIA
Tin	*	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	*	CV Ayi Jaya	INDONESIA
Tin	*	Phoenix Metal Ltd.	RWANDA
Tin	*	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	*	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	*	PT Cipta Persada Mulia	INDONESIA
Tin	*	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	An Thai Minerals Co., Ltd.	VIET NAM
Tin	*	PT Sukses Inti Makmur	INDONESIA
Tungsten	+	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	*	H.C. Starck GmbH	GERMANY
Tungsten	*	Kennametal Fallon	UNITED STATES
Tungsten	*	Kennametal Huntsville	UNITED STATES
Tungsten	*	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten	+	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten		Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	*	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	*	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	*	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten		Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	+	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	*	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	*	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	*	Niagara Refining LLC	UNITED STATES
* = Conflict-Free or actively participating in CFSI CFSP (as reported by CFSI as of February 25, 2016 per CFSI).
+ = TI-CMC Member Company (as reported by CFSI as of February 25, 2016 per CFSI).

ANNEX II
COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED SMELTERS AND REFINERS

Angola	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Republic of Congo
Colombia	Rwanda
Côte D'Ivoire	Russia
Czech Republic	Sierra Leone
Democratic Republic of Congo	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Tanzania
India	Thailand
Indonesia	Uganda
Ireland	United Kingdom
Israel	United States of America
Japan	Vietnam
Kazakhstan	Zambia